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                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into effective as of April 1, 1996, by and between TETRA Technologies, Inc., a Delaware corporation with its principal office at 25025 I-45 North, 6th Floor, The Woodlands, Texas (the "Company"), and Michael L. Jeane, an individual residing in The Woodlands, Texas ("Employee");

                              W I T N E S S E T H:

                 WHEREAS, Employee is a founder of the Company and has served as Chief Executive Officer of the Company since its inception and as President of the Company since 1984; and

                 WHEREAS, Employee has resigned the offices of Chief Executive Officer and President of the Company effective as of April 1, 1996, and the Company desires to secure the further employment of Employee as advisor to the Company; and

                 WHEREAS, in consideration of such arrangements, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

                 NOW, THEREFORE, in consideration of the mutual promises and agreement set forth herein, the parties hereto agree as follows:

                 1. Appointment as Director: The Company agrees to cause Employee to be nominated to an additional term as a Class III member of the Board of Directors of the Company at the 1996 Annual Meeting of Stockholders of the Company. Employee agrees that he will resign his position as a Director of the Company (a) effective as of the date of the 1997 Annual Meeting of Stockholders of the Company, if he is requested to do so by a majority of the other members of the Board of Directors, or (b) effective as of his date of termination of employment for "Cause" (as defined in paragraph 3 hereof) or his termination of employment upon expiration of the "Employment Term" (as defined in paragraph 3 hereof).

                 2. Engagement as Employee: The Company agrees to retain Employee as an employee for the Employment Term upon the terms and conditions herein provided. During the portion of the Employment Term ending March 31, 1997, Employee agrees to devote to the Company's affairs up to one-third of his normal working hours, excluding customary vacation and holidays. Employee shall at the request of the Board of Directors, or its Chairman or the Chief Executive Officer or President of the Company, consult with the successor Chief Executive Officer and President, continue with development projects with the various divisions of "ICL" and Albemarle, and provide acquisition analysis and negotiation support to the Company. During the portion of the Employment Term beginning April 1, 1997 and ending March 31, 1999, Employee shall remain available to perform such duties and responsibilities as shall be mutually agreed by the Company or





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by a subsidiary of the Company that shall be designated by the Company as
Employee's employer; provided, however, that Employee shall not be obligated to perform services to the extent such services would interfere with other personal and professional responsibilities.

                 3. Employment Term: The "Employment Term" shall be a period of three years beginning on April 1, 1996. The Employment Term and all obligations of the Company under this Agreement shall terminate in the event the Employee's employment is terminated for "Cause." Termination by the Company for "Cause" shall mean termination by action of the Board of Directors of the Company because (a) Employee has violated the provisions of paragraph 5 of this Agreement, (b) Employee has engaged in any action which is inconsistent with fostering the good will of the Company or in direct conflict with the written policies established by the management of the Company, or (c) Employee has engaged in direct or indirect participation in any proxy solicitation of Company's stockholders other than proxy solicitations approved by a majority of the Board of Directors of the Company. In the event of Employee' s death or disability during the Employment Term, the Company shall continue to provide to Employee's estate the compensation described in paragraph 4.a. and 4.b. and the options awarded under the 1990 Plan shall be exercisable in accordance with their relevant terms.

                 4.       Compensation:

                          a.      Salary.  During the Employment Term, Employee
shall be entitled to receive a base salary of $227,000 per annum through March 31, 1998, and $100 per annum for the period beginning April 1, 1998 through March 31, 1999, payable in accordance with the normal payroll practices of the Company and the employing subsidiary, or in such other manner as shall be mutually agreeable.

                          b.      Bonus.  During the Employment Term, Employee
shall be entitled to continue to participate in the Company's bonus program through December 31, 1997, as if he had continued to serve as the Chief Executive Officer of the Company. In 1996, if the Company achieves $.95 earnings per share as identified in the plan established for purposes of determining bonus amounts, Employee shall be entitled to a bonus of 37.5% of base salary. In 1997, if the Company achieves the earnings per share plan established in accordance with the bonus program, Employee shall be entitled to a bonus of 25% of base salary. In no case will a bonus be paid to Employee in excess of 37.5% or 25%, as applicable, unless it is approved by the Compensation Committee of the Board of Directors. If the attained earnings per share is at least 90% but less than 100% of the target earnings per share plan for the applicable calendar year, the bonus payment for the calendar year shall be reduced proportionately down to a minimum of 10% of the bonus that would otherwise have been paid in the event the Company achieved 100% of the earnings per share based on the established plan figure. In the event earnings per share is less than 90% of the plan figure for the relevant year, Employee shall receive no bonus for the calendar year. Any such bonus will be paid to Employee at the same time bonuses are paid to other employees under the bonus program.





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                          c.      Option Award.  All stock options awarded to
Employee under the TETRA Technologies, Inc. 1990 Stock Option Plan (the "1990 Plan") prior to the date of this Agreement (the "Old Options") shall become vested and fully exercisable as of the date of this Agreement. In all other respects, the terms of the Old Options awarded to Employee shall not be affected by this Agreement. In addition, the Company shall award Employee, pursuant to the 1990 Plan, a stock option to acquire 50,000 shares of common stock of the Company at an exercise price of $16.875 per share, granted effective April 1, 1996 (the "New Option"). The New Option shall be treated as an incentive stock option to the extent possible under applicable tax law. The New Option will become exercisable in a schedule of 4,167 shares per month, commencing April 30, 1996, with the last installment of 4,163 shares becoming exercisable on March 31, 1997. The Company agrees that with respect to both the Old Options and the New Options, any termination of Employee's employment other than a termination for Cause shall be considered a "Qualified Termination" under the 1990 Plan and the Employee's stock option agreement thereunder for purposes of determining the period during which the Option will remain exercisable after such termination.

                 5. Noncompetition: Employee recognizes and acknowledges that in the course of his employment with the Company and as a result of the position of trust he holds under this Agreement he has or will obtain private or confidential information and proprietary data relating to the Company and its subsidiaries. Employee agrees that he will not, either directly or indirectly, disclose or use confidential information acquired during his employment with the Company except with the prior written consent of the President and Chief Executive Officer of the Company or unless compelled to do so by process of law. Employee agrees that until March 31, 1999, he will not directly or indirectly (whether acting alone or through any of his affiliates, as a member of a partnership or a joint venture or an investor in or a holder of securities of or an employee of, any corporation or other entity, or otherwise), engage in any business or enterprise in competition with the Company or any of its affiliates, or their respective successors, within one hundred miles of any location where the Company or any of its affiliates is operating. In addition, Employee agrees that he shall not, directly or indirectly, during the period ending March 31, 1999, (a) take any action to solicit or divert any business (or potential business) or customers (or potential customers), away from the Company or its affiliates, (b) induce customers, potential customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company or its affiliates to terminate, reduce or alter any such association or business with or from the Company or its affiliates and/or (c) induce any person in the employment of the Company or its affiliates or any consultant to the Company or its affiliates to terminate such employment or consulting arrangement or accept employment or enter into any consulting arrangement with anyone other than the Company or its affiliates or interfere with customers, suppliers or clients of the Company or its affiliates in any manner. If any of the provisions of this paragraph 5 is found to be unreasonably broad, oppressive or unenforceable in an action, suit or proceeding before any federal or state court, such court (i) shall narrow the scope of the Agreement in order to insure that the application thereof is not unreasonably broad, oppressive or unenforceable, and (ii) to the fullest extent permitted by law, shall enforce such agreements as though reformed. Employee hereby agrees that a violation of the provisions of this paragraph 5 would cause irreparable injury to the Company and its affiliates for which they would have no adequate remedy at law. Accordingly, in the event of any such violation, the Company shall





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be entitled to preliminary and other injunctive relief without necessity of complying with any requirement as to the posting of a bond or other security (it being understood that Employee hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which the Company may entitled at law or in equity or otherwise. The Company agrees to give Employee written notice of any alleged violation of this paragraph and the Employee shall have a period of 30 days within which to cure such alleged violation.

                 6. Expenses: The Company shall reimburse Employee for all out-of-pocket entertainment, travel and related expenses reasonably incurred by Employee and properly documented in the course of performing his duties hereunder. Additionally, during his Employment Term, but not after March 31, 1998, Employee will continue to have the following expenses paid by the Company: two business telephone lines at his home office, mobile telephone bill, monthly dues to the Woodlands Country Club, and dues to the Woodlands Athletic Center.

                 7. Benefits: Until the earlier of March 31, 1998 or his death, Employee shall be entitled to participate in employee benefit plans that are available to employees of the Company in accordance with the Company's regular practices, including participation in the Company's 401(k) Plan, group medical plan and other plans that the Company has in effect from time to time.

                 8. Office: Employee's primary office for purposes of performing his duties under this Agreement will be at his home. Company agrees to maintain a small office for Employee's use at the Company's headquarters. The Company agrees to make a portable computer available for Employee's use during the Employment Term but not after March 31, 1998.

                 9. Releases. In consideration of Employee's right to the benefits set forth in this Agreement, the sufficiency of which is hereby acknowledged, Employee hereby releases, acquits and forever discharges (i) the Company and its affiliates from any and all "Claims" (as hereinafter defined) against the Company and its affiliates including any and all Claims on account of, related to, or arising out of the facts and circumstances surrounding Employee's employment or termination of employment as an officer of the Company or its affiliates which Employee ever had, now has or may have from the date of his commencement of employment with the Company to the date of his resignation as an officer of the Company and its affiliates, and (ii) the officers, Directors and employees of the Company and its affiliates from any and all Claims which Employee now has or may have on account of, related to, or arising out of the facts ad circumstances surrounding Employee's resignation as an officer of the Company. "Claims" shall mean any damages, losses, causes of action, expenses, claims, demands and liability of whatever kind and character, including, but not limited to, any claims, such as those of any federal, state, or local law dealing with discrimination in employment. The Company agrees that this release shall not affect any right or Claim that Employee has (i) for breach of this Agreement by the Company, (ii) for indemnity by the Company (as set forth below) or (iii) pursuant to any director's and officer's liability insurance policy maintained by the Company or its affiliates to be indemnified and insured, from and after the date of this Agreement, for any Claims arising against Employee at any time as a result of his service as an officer and a Director of the Company and its





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affiliates.  The Company agrees to indemnify Employee to the fullest extent permitted by the certificate of incorporation and bylaws of the Company.

                 10. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes any other prior agreement between the Company and Employee, except that this Agreement shall not operate to reduce any benefit or compensation inuring to Employee under the terms of the 1990 Plan.

                 11.      General Provisions:

                          a.      Nonassignability.  Neither this Agreement nor
any right or interest hereunder shall be assignable by Employee without the Company's prior written consent.

                          b.      Submission to Arbitration.  Any controversy
or claim arising out of or relating to this contract or its alleged breach shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and any judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

                 12.      Modification and Waiver:

                          a.      Amendment of Agreement.  This Agreement may
not be modified or amended except by an instrument in writing signed by the parties hereto.

                          b.      Waiver.  No term or condition of this
Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

                 13. Notices: All notices or communications hereunder shall be in writing, addressed as follows:

                          To the Company:





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                                  TETRA Technologies, Inc.
                                  25025 I-45 North,
                                  6th Floor
                                  The Woodlands, Texas 77380
                                  Attention: Allen T. McInnes

                          To the Employee:

                                  Michael L. Jeane
                                  54 Waterford Bend
                                  The Woodlands, Texas 77381

         All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                 14. Governing Law: This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and Employee has signed this Agreement, all as of the day first above written.

                              TETRA Technologies, Inc.



                              By:       [Allen T. McInnes]
                                 --------------------------------------------
                                       Allen T. McInnes,
                                       President and Chief Executive Officer



                                          [Michael L. Jeane]
                              -----------------------------------------------
                              Michael L. Jeane





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